DERIVED INFORMATION [3/9/2007]
[$1,149,600,000]
Senior, Mezzanine & Subordinate Bonds Offered
(Approximate)
[$1,149,600,100]
Total Certificates Offered & Non-Offered
(Approximate)
Home Equity Pass-Through Certificates, Series 2007-2
Credit Suisse First Boston Mortgage Securities Corp.
Depositor
[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

	Master Servicer
	Servicer
	Sub Servicer
Pool Data	Total Collateral Balance	1,173,441,876.81
	# Loans	6,228
	Average Principal Balance	188,413.92
	WAC	8.21
	Lifetime Cap/ Rate	6.05
	Weighted Average Margin	5.80
	Weighted Average Original Maturity	354
	Weighted Average Maturity	352
	Months of Seasoning	3
	Debt to Income Ratio	42.2
	State 1 (%)	CA(28.9%)
	State 2 (%)	FL(9.6%)
	State 3 (%)	IL(6.1%)
	Owner Occupied (%)	93.1
	Investment Property (%)	6.4
	Single Family (%)	79.6
	Manuf. Housing (%)	0.0
	Full Doc	60.2
	Limited Doc	17.8
	Stated Doc	20.5
	No Doc	1.4
	1st Lien	95.5
	2nd Lien	4.5
	% of loans with Silent 2nds	31.9
Purpose	Purchase (%)	42.7
	Rate Term Refi (%)	4.0
	Cashout Refi (%)	53.3
	Loans with MI (%)	0.0
	MI Provider	NONE
	MI Penetration	0.0
Loan Types	Total Fixed (%)	20.5
	Total Arm (%)	79.5
	6 month LIBOR ARM (%)	100.0
	2/28 ARM (%)	72.4
	3/27 ARM (%)	3.7
	5/25 ARM (%)	3.1
	CMT ARM (%)	0.0
	> 30yr ARM (%)	40.9
	> 30yr Fixed Rate (%)	3.6
	Balloon Loans (%)	47.3
	Negative Am/Option Arm (%)	0.0
	Interest Only (%)	12.7
IO Term	2yr Interest Only (%)	0.0
	3yt Interest Only (%)	0.0
	5yr Interest Only (%)	12.4
	10yr Interest Only (%)	0.3
Prepay Penalty	Penalty <=12 Months (%)	33.2
	Penalty - 18 Months (%)	0.0
	Penalty - 24 Months (%)	49.8
	Penalty - 30 Months (%)	0.3
	Penalty - 36 Months (%)	16.8
	Penalty - 42 Months (%)	0.0
	Penalty - 48 Months (%)	0.0
	Penalty - 60 Months (%)	0.0
	Weighted Average FICO	627
	FICO < 550 (%)	9.8
	FICO < 600 (%)	28.4
	FICO of Interest Only Loans	653
	LTV > 80%	43.0
	LTV > 90%	16.6
	Weighted Average LTV	82.7
	LTV of Interest Only Loans	81.7
	Full Combined LTV > 80	45.8
	Full Combined LTV > 90	30.2
	Full Combined LTV (%)	89.5
Performance	30 days (%)	Up To 1.5%
	60 days (%)	Up To 0.5%
	90+ days (%)	0.0
	Bankruptcy (%)
	Foreclosure (%)
	REO (%)
	Cumulative Net loss
	Originator (s)

(US$)	FICO
CombinedLTV	<=550	551-575	576-600	601-620	621-640	641-660	661-680	681-700	701-720	721-740	741-760	>=760
<=60%	11,354,638	7,845,412	8,392,346	4,864,926	2,754,694	2,244,389	3,914,862	938,152	218,562	371,068	370,720	462,015
61%-65%	5,284,795	4,368,774	3,313,319	2,875,691	1,807,477	2,051,607	2,278,378	312,988	-	325,790	353,106	155,000
66%-70%	12,466,766	6,476,762	6,626,207	3,839,704	4,058,505	3,142,975	1,030,295	1,393,745	585,265	484,463	306,408	458,543
71%-75%	16,530,541	9,078,813	9,637,884	7,449,428	6,459,339	5,028,387	2,987,026	2,563,766	300,049	375,000	452,893	1,319,132
76%-80%	32,035,143	18,611,743	19,479,473	21,240,852	11,615,739	14,720,277	9,095,083	4,624,613	2,439,490	1,161,664	876,688	760,161
81%-85%	20,099,023	17,934,505	20,150,240	12,915,449	13,627,713	13,397,161	6,901,726	3,892,895	3,362,154	1,709,890	1,011,620	704,630
86%-90%	9,691,078	14,556,204	32,033,895	38,138,927	26,748,655	26,074,315	18,126,459	13,851,034	3,621,849	1,947,828	3,648,788	1,500,356
91%-95%	2,716,943	3,786,950	15,036,552	14,779,936	20,140,852	16,925,339	9,668,703	5,151,290	3,373,943	2,667,676	1,534,416	1,495,722
96%-100%	6,732,640	1,167,977	25,422,701	74,803,523	70,163,873	103,449,613	75,394,105	46,940,731	31,999,040	14,977,426	7,445,465	5,448,537
>100%	-	-	-	-	-	-	-	-	-	-	-	-
Lien
1st	115,677,401	83,729,192	139,111,082	170,892,852	147,969,500	172,460,666	121,101,527	76,814,330	43,425,366	22,205,934	15,416,535	11,791,464
2nd	1,234,165	97,947	981,534	10,015,584	9,407,348	14,573,398	8,295,111	2,854,883	2,474,984	1,814,872	583,568	512,632
JuniorLien(s)(CLTVs)
<=80%	-	-	-	-	-	-	-	-	-	-	-	-
80.01%-85.00%	-	-	-	-	-	-	-	-	-	-	-	-
85.01%-90.00%	25,900	-	-	23,680	-	61,273	51,627	75,974	-	-	-	-
90.01%-95.00%	-	-	-	155,907	210,233	509,384	383,902	-	-	-	-	-
95.01%-100%	1,208,265	97,947	981,534	9,835,996	9,197,115	14,002,741	7,859,582	2,778,910	2,474,984	1,814,872	583,568	512,632
>100%	-	-	-	-	-	-	-	-	-	-	-	-
Orig.LoanBalance
<$100,000	13,889,612	8,128,445	13,117,381	21,381,393	14,532,060	19,123,816	9,623,682	4,989,187	2,898,340	1,475,817	628,983	1,064,695
$100,000-$150,000	21,674,570	14,262,929	20,754,502	26,118,227	21,099,640	23,351,023	14,393,827	8,171,217	3,707,518	3,255,285	2,450,366	458,915
$151,000-$200,000	23,301,089	15,247,977	22,366,617	29,900,663	20,963,351	23,613,134	17,431,444	9,328,284	6,386,525	2,673,703	2,351,850	1,969,855
$201,000-$250,000	14,422,222	10,723,541	19,696,991	21,815,237	19,875,739	22,864,906	13,330,226	9,916,423	5,116,395	2,220,787	932,571	1,339,871
$251,000-$300,000	13,672,053	10,858,214	18,170,649	19,400,962	18,055,191	18,069,916	16,237,071	7,793,502	4,960,295	1,896,588	1,381,776	1,650,835
$301,000-$350,000	9,757,793	8,968,623	11,295,921	17,448,923	16,909,183	21,379,991	12,667,893	9,614,734	4,803,024	1,295,778	1,652,989	646,372
$351,000-$400,000	7,255,677	6,031,611	15,031,684	14,203,882	12,583,505	16,174,517	14,146,724	6,687,525	3,449,418	2,702,213	1,149,082	1,558,679
$401,000-$450,000	5,053,550	3,803,006	7,538,617	8,410,529	10,527,932	12,722,042	9,759,565	5,883,599	5,078,713	1,309,800	1,274,793	809,101
$451,000-$500,000	3,366,634	2,900,977	6,572,727	8,107,828	6,278,239	8,975,054	6,156,911	5,703,689	3,818,462	1,916,204	1,454,715	935,050
>$500,000	4,518,367	2,901,816	5,547,526	14,120,793	16,552,008	20,759,664	15,649,295	11,581,053	5,681,662	5,274,631	2,722,978	1,870,721
LoanPurpose
Purchase	21,288,727	15,051,781	44,708,537	79,195,560	74,533,426	95,018,194	64,826,683	44,010,208	31,190,269	15,735,100	9,360,691	6,175,363
Refinance:CashOut	91,569,201	65,249,297	87,961,451	94,201,860	75,729,560	85,471,013	59,030,326	31,705,776	14,617,547	7,970,357	6,292,796	5,809,862
Refinance:RateTerm	4,053,639	3,526,061	7,422,628	7,511,016	7,113,861	6,544,857	5,539,629	3,953,230	92,535	315,349	346,617	318,871
DocumentationType
Full	86,828,200	55,415,092	97,529,552	131,052,418	105,173,653	99,557,857	62,227,042	30,130,106	14,533,877	10,649,425	6,838,017	6,932,761
Reduced	7,963,667	9,604,783	12,902,912	15,219,076	19,318,096	49,917,571	31,563,962	28,308,007	20,886,548	7,523,193	4,244,532	1,653,422
Stated	21,885,272	18,807,264	29,250,322	34,587,003	32,163,684	37,149,250	29,182,762	17,014,064	8,774,800	5,200,318	3,926,591	2,750,091
Occupancy
Owner-Occupied	111,496,828	79,236,526	134,526,877	170,399,825	146,120,059	172,453,677	119,145,828	73,238,307	40,548,816	22,189,944	12,768,005	10,336,668
SecondHome	475,382	-	443,862	751,705	1,008,996	815,629	1,159,792	316,396	555,592	349,927	334,972	52,162
InvestmentProperty	4,939,357	4,590,613	5,121,876	9,756,905	10,247,793	13,764,758	9,091,018	6,114,512	4,795,943	1,480,935	2,897,127	1,915,266
PropertyType
SingleFamilyResidence	97,591,946	72,287,288	121,279,404	140,058,084	124,004,347	145,130,435	101,845,457	58,947,770	35,011,702	17,391,885	12,459,933	7,985,749
PUD	10,076,054	5,956,594	9,634,846	21,359,113	16,733,317	16,479,716	9,542,383	5,598,242	3,103,557	2,653,816	471,561	892,965
Condo	3,259,418	1,976,870	5,504,391	9,638,971	9,147,193	10,559,895	6,964,029	6,860,668	3,541,134	1,019,887	1,867,699	1,341,657
2Family	4,275,189	2,598,453	2,692,399	7,540,795	6,750,626	10,477,853	7,437,893	5,111,405	2,672,019	2,134,644	1,200,911	1,280,363
3-4Family	1,708,958	1,007,934	981,576	2,311,472	741,364	4,386,164	3,606,876	3,151,128	1,571,939	820,574	-	803,363
ManufacturedHousing	-	-	-	-	-	-	-	-	-	-	-	-
DTI
<30.00%	8,814,227	9,356,465	14,411,036	17,964,526	20,886,041	17,113,007	19,027,354	13,124,072	7,875,526	2,495,449	2,718,612	1,554,595
30.00%-34.99%	10,605,012	6,866,740	12,875,617	11,318,509	10,979,966	13,662,280	9,233,917	4,747,015	3,617,624	780,292	1,198,375	1,406,558
35.00%-39.99%	16,024,426	12,074,394	19,914,151	25,226,183	20,026,599	25,626,274	18,915,163	8,954,763	5,455,756	3,224,605	1,996,273	1,102,467
40.00%-44.99%	24,350,996	18,587,359	34,995,358	36,228,998	31,775,752	45,074,034	27,914,430	18,270,056	11,570,047	5,766,306	5,079,704	4,068,582
45.00%-49.99%	41,968,838	26,209,668	49,110,102	76,313,120	62,515,510	76,134,804	47,146,833	30,606,590	16,343,068	10,488,184	4,608,750	3,196,316
50.00%-54.99%	14,914,374	10,554,156	8,718,876	13,709,340	10,634,594	9,359,127	7,158,941	3,310,880	1,038,329	1,265,969	398,390	975,578
>=55%	233,693	178,357	67,475	147,759	558,386	64,539	-	655,839	-	-	-	-
LoanType
Arm6Month	-	-	-	-	258,807	-	-	883,701	-	-	-	-
Arm2/28	45,630,340	28,077,954	43,136,205	48,493,605	36,046,987	34,198,453	23,176,929	16,179,123	7,262,297	3,219,547	1,305,424	1,336,476
Arm2/28-120mIO	-	-	-	-	754,500	-	-	-	-	-	-	-
Arm2/28-60mIO	729,910	1,750,167	7,349,510	17,406,617	17,401,244	25,568,355	20,076,171	12,412,284	4,942,891	1,739,540	2,228,051	1,097,466
Arm2/28-Balloon40/30	23,991,940	21,622,955	29,161,419	32,039,289	25,256,673	32,958,938	18,665,735	9,842,223	8,618,603	3,780,200	1,748,254	973,941
Arm2/28-Balloon45/30	771,852	221,735	293,568	-	-	-	-	-	-	-	-	-
Arm2/28-Balloon50/30	22,028,758	15,763,502	28,079,462	34,766,459	30,743,984	37,677,342	25,237,635	17,871,243	11,805,642	6,444,291	4,414,787	3,385,150
Arm2/28-Dual40/30	105,001	-	204,710	-	-	-	-	-	-	-	-	-
Arm3/27	1,781,573	1,386,310	1,339,036	2,429,791	2,801,096	3,075,660	1,598,298	718,978	494,156	-	187,871	-
Arm3/27-60mIO	-	-	543,000	1,948,300	688,000	2,755,710	1,665,900	-	764,000	-	779,756	-
Arm3/27-Balloon40/30	1,871,149	727,120	1,330,368	1,517,036	1,355,748	1,729,872	922,269	688,138	396,262	709,575	-	-
Arm3/27-Balloon45/30	1,116,147	178,357	-	-	-	-	-	-	-	-	-	-
Arm3/27-Balloon50/30	485,927	289,100	226,678	1,845,397	434,771	987,047	-	701,040	-	-	118,296	869,652
Arm5/25	1,024,712	295,994	881,217	961,480	1,110,142	1,442,060	1,189,615	325,795	624,812	-	370,211	1,230,609
Arm5/25-120mIO	-	-	-	-	125,910	-	-	-	-	212,000	-	-
Arm5/25-60mIO	-	-	583,879	759,178	988,452	3,679,750	3,679,409	1,082,800	1,348,200	1,167,000	630,000	420,000
Arm5/25-Balloon40/30	294,341	804,036	1,380,190	1,156,848	350,644	1,342,257	376,581	2,857,400	249,704	-	472,849	-
Arm5/25-Balloon50/30	171,983	294,934	377,951	-	787,901	-	577,445	1,030,969	-	-	249,933	-
Arm10/20-120mIO	-	-	-	-	-	911,729	-	-	-	-	-	395,000
FixedBalloon30/15	409,938	-	827,637	7,073,135	6,946,746	7,827,371	4,867,313	2,059,595	1,433,221	811,289	311,854	177,073
FixedBalloon40/30	1,850,775	1,699,450	2,914,240	4,101,588	5,117,693	3,148,571	4,818,951	1,030,290	1,782,990	921,901	287,886	-
FixedBalloon45/30	756,859	220,201	442,452	-	-	-	-	-	-	-	-	-
FixedBalloon50/30	1,104,730	640,212	2,840,931	3,114,429	1,601,038	760,253	2,385,708	695,823	143,591	-	-	-
FixedRate	12,785,631	9,855,113	17,437,926	21,914,864	22,867,520	27,931,346	17,827,039	9,614,292	5,813,182	4,163,463	2,894,932	2,418,730
FixedRate-120mIO	-	-	387,000	396,000	-	289,600	-	-	-	-	-	-
FixedRate-60mIO	-	-	355,236	984,417	1,738,992	749,750	2,331,640	1,675,520	220,800	852,000	-	-

IO&ARMTermCo-Incident	-	-	583,879	759,178	988,452	4,591,479	3,679,409	1,082,800	1,348,200	1,167,000	630,000	815,000
IOTerm(Mos)
0	116,181,656	82,076,972	130,873,990	159,413,924	135,679,750	153,079,170	101,643,518	64,498,610	38,624,460	20,050,266	12,362,297	10,391,631
12	-	-	-	-	-	-	-	-	-	-	-	-
24	-	-	-	-	-	-	-	-	-	-	-	-
36	-	-	-	-	-	-	-	-	-	-	-	-
60	729,910	1,750,167	8,831,626	21,098,512	20,816,688	32,753,564	27,753,121	15,170,604	7,275,891	3,758,540	3,637,807	1,517,466
84	-	-	-	-	-	-	-	-	-	-	-	-
120	-	-	387,000	396,000	880,410	1,201,329	-	-	-	212,000	-	395,000
NegAm
105%	-	-	-	-	-	-	-	-	-	-	-	-
110%	-	-	-	-	-	-	-	-	-	-	-	-
115%	-	-	-	-	-	-	-	-	-	-	-	-
125%	-	-	-	-	-	-	-	-	-	-	-	-
>125%	-	-	-	-	-	-	-	-	-	-	-	-
Geography(ZIP+4)
92880	-	575,834	-	-	1,103,606	584,730	1,829,128	-	-	-	-	-
92376	255,480	579,461	514,552	589,685	284,687	1,132,077	710,428	-	-	-	-	-
90002	-	683,985	449,086	334,891	347,200	927,806	618,502	-	-	274,492	-	-
90805	-	-	-	378,210	944,884	1,304,323	-	-	440,000	-	-	395,000
92879	-	-	-	458,834	648,371	454,750	-	1,140,649	-	-	326,097	-
92336	149,863	367,276	519,695	-	629,583	-	-	-	900,906	439,768	-	-
85031	819,297	-	410,967	559,899	306,601	299,187	159,661	171,941	146,988	-	120,787	-
92335	-	-	-	314,811	347,390	279,786	728,893	1,258,184	-	-	-	-
92704	764,394	420,000	233,960	-	624,522	459,924	407,893	-	-	-	-	-
90650	447,864	850,612	-	439,835	782,150	374,920	-	-	-	-	-	-

(US$)	LTV
FICO	<=60%	61%-65%	66%-70%	71%-75%	76%-80%	81%-85%	86%-90%	91%-95%	96%-100%	>100%
<=550	11,354,638	5,284,795	12,466,766	17,878,001	36,458,629	21,574,018	10,049,651	102,298	1,742,771	-
551-575	7,845,412	4,368,774	6,476,762	9,257,171	19,226,146	19,004,377	14,770,590	2,779,959	97,947	-
576-600	8,392,346	3,313,319	6,626,207	10,125,384	24,762,885	20,352,975	32,314,929	15,176,597	19,027,974	-
601-620	4,864,926	2,875,691	3,839,704	7,813,178	73,277,733	13,353,071	39,409,570	13,736,690	21,737,873	-
621-640	2,754,694	1,930,208	4,656,925	6,336,608	67,238,666	13,288,543	27,947,306	15,253,685	17,970,213	-
641-660	2,414,337	2,051,607	3,142,975	5,399,637	102,909,673	13,962,161	25,140,250	11,491,912	20,521,511	-
661-680	3,914,862	2,278,378	1,981,211	2,987,026	74,938,989	7,101,736	17,087,944	6,183,761	12,922,731	-
681-700	938,152	312,988	1,393,745	2,867,723	44,688,287	3,991,018	13,156,361	3,147,520	9,173,420	-
701-720	218,562	-	585,265	618,236	27,575,918	3,922,830	3,621,849	2,660,032	6,697,660	-
721-740	371,068	325,790	484,463	375,000	11,248,772	1,709,890	1,947,828	2,667,676	4,890,318	-
741-760	370,720	353,106	306,408	452,893	7,548,772	1,011,620	3,770,361	1,534,416	1,007,024	-
>=760	462,015	155,000	458,543	1,319,132	3,693,207	704,630	1,441,940	1,495,722	2,218,691	-
Lien
1st	43,901,732	23,249,656	42,418,973	65,429,989	493,567,677	119,976,870	190,420,124	74,970,842	66,659,987	-
2nd	-	-	-	-	-	-	238,454	1,259,427	51,348,146	-
JuniorLien(s)(CLTVs)
<=80%	-	-	-	-	-	-	-	-	-	-
80.01%-85.00%	-	-	-	-	-	-	-	-	-	-
85.01%-90.00%	-	-	-	-	-	-	238,454	-	-	-
90.01%-95.00%	-	-	-	-	-	-	-	1,259,427	-	-
95.01%-100%	-	-	-	-	-	-	-	-	51,348,146	-
>100%	-	-	-	-	-	-	-	-	-	-
Orig.LoanBalance
<$100,000	6,036,019	2,037,786	2,782,177	4,222,509	27,363,668	8,503,307	10,471,252	4,985,881	44,450,811	-
$100,000-$150,000	10,585,456	4,023,539	6,859,439	9,575,394	62,192,844	14,954,912	20,587,110	10,100,916	20,818,407	-
$151,000-$200,000	6,128,677	4,454,525	8,318,909	12,970,753	74,994,518	18,844,152	25,193,928	11,296,744	13,332,287	-
$201,000-$250,000	6,290,149	3,045,091	5,118,544	7,641,281	59,685,628	18,471,955	26,054,212	7,704,530	8,243,521	-
$251,000-$300,000	7,621,408	2,675,418	7,148,695	7,612,672	52,307,194	14,362,335	22,444,927	10,456,739	7,517,666	-
$301,000-$350,000	3,504,419	3,256,768	3,195,171	8,644,368	56,962,380	8,984,385	18,816,236	7,213,269	5,864,229	-
$351,000-$400,000	1,119,420	1,519,966	2,646,000	7,440,447	48,781,848	10,896,448	17,179,352	6,045,626	5,345,409	-
$401,000-$450,000	1,644,005	854,299	1,714,988	1,713,468	31,820,031	6,300,910	14,711,824	7,465,308	5,946,414	-
$451,000-$500,000	972,179	1,382,265	-	1,900,870	26,671,326	9,078,424	10,966,840	2,791,068	2,423,520	-
>$500,000	-	-	4,635,052	3,708,228	52,788,241	9,580,042	24,232,897	8,170,187	4,065,869	-
LoanPurpose
Purchase	2,392,231	905,203	2,593,109	7,419,031	303,439,594	22,100,602	46,996,057	25,164,555	90,084,157	-
Refinance:CashOut	39,836,278	21,865,092	37,909,046	55,696,623	176,579,905	90,405,882	131,155,001	46,608,494	25,552,725	-
Refinance:RateTerm	1,673,224	479,361	1,916,819	2,314,335	13,548,178	7,470,386	12,507,520	4,457,220	2,371,251	-
DocumentationType
Full	24,532,502	11,732,984	23,171,420	36,437,200	285,751,924	69,695,205	115,895,269	50,613,254	89,038,243	-
Reduced	4,555,196	1,969,576	5,051,559	8,316,024	119,184,929	16,993,312	23,608,849	11,560,396	17,865,927	-
Stated	13,655,165	9,292,429	14,071,247	20,160,740	80,441,103	31,227,645	49,148,195	13,526,850	9,168,050	-
Occupancy
Owner-Occupied	40,320,671	22,007,862	39,166,207	58,415,783	473,950,723	105,373,234	162,186,220	73,276,166	117,764,493	-
SecondHome	133,946	-	-	79,868	1,862,078	150,571	2,498,277	1,296,035	243,639	-
InvestmentProperty	3,447,116	1,241,794	3,252,767	6,934,338	17,754,876	14,453,065	25,974,080	1,658,068	-	-
PropertyType
SingleFamilyResidence	36,831,129	19,243,597	34,602,504	54,398,507	380,902,802	99,558,736	153,758,667	60,834,644	93,863,412	-
PUD	1,299,305	863,671	2,801,604	3,175,392	56,139,296	8,215,196	13,865,703	6,702,968	9,439,030	-
Condo	1,578,308	1,100,859	1,785,119	1,185,077	25,448,397	4,725,608	11,627,661	4,602,596	9,628,188	-
2Family	2,550,702	877,052	2,155,263	3,601,135	24,303,522	3,622,220	8,467,339	3,589,866	5,005,452	-
3-4Family	1,642,289	1,164,477	1,074,484	3,069,877	6,773,660	3,855,110	2,939,208	500,193	72,051	-
ManufacturedHousing	-	-	-	-	-	-	-	-	-	-
DTI
<30.00%	10,050,380	3,822,500	6,959,550	6,660,539	54,275,105	14,995,663	21,451,610	6,395,595	10,729,969	-
30.00%-34.99%	4,087,590	716,571	5,965,489	6,181,600	35,817,225	9,843,945	12,075,392	5,117,082	7,487,012	-
35.00%-39.99%	4,658,468	5,395,321	4,776,844	10,264,505	67,543,984	17,381,842	22,252,243	9,058,091	17,209,754	-
40.00%-44.99%	9,983,288	6,002,615	8,598,890	16,643,264	115,034,833	22,461,021	45,156,473	14,681,898	25,119,341	-
45.00%-49.99%	10,548,560	5,674,359	13,360,566	19,916,612	192,882,347	40,544,107	70,889,969	36,981,169	53,844,095	-
50.00%-54.99%	4,573,447	1,638,289	2,757,636	5,585,112	27,273,710	14,094,454	18,566,050	3,931,894	3,617,961	-
>=55%	-	-	-	178,357	740,474	655,839	266,839	64,539	-	-
LoanType
Arm6Month	-	-	-	-	883,701	258,807	-	-	-	-
Arm2/28	11,734,420	5,370,123	12,971,265	18,008,529	111,563,258	31,722,902	52,987,278	19,446,979	24,258,588	-
Arm2/28-120mIO	-	-	-	-	588,000	-	166,500	-	-	-
Arm2/28-60mIO	1,366,300	1,202,876	1,567,616	2,935,400	72,448,314	7,845,007	15,127,715	5,169,627	5,039,350	-
Arm2/28-Balloon40/30	7,266,777	3,425,235	7,363,964	12,337,296	83,361,070	24,751,965	38,310,745	15,114,334	16,728,782	-
Arm2/28-Balloon45/30	-	-	-	219,205	768,949	299,000	-	-	-	-
Arm2/28-Balloon50/30	6,180,005	3,049,448	4,168,755	9,319,265	120,368,267	24,570,779	42,893,463	19,101,162	8,567,111	-
Arm2/28-Dual40/30	204,710	-	-	-	105,001	-	-	-	-	-
Arm3/27	846,526	528,816	181,133	79,868	7,273,398	1,859,427	1,829,740	2,019,835	1,194,026	-
Arm3/27-60mIO	-	-	895,000	693,750	6,215,716	544,700	382,500	-	413,000	-
Arm3/27-Balloon40/30	149,881	449,407	393,123	1,239,392	4,688,848	1,208,340	1,076,381	1,322,736	719,431	-
Arm3/27-Balloon45/30	-	-	-	842,799	401,644	-	-	-	50,061	-
Arm3/27-Balloon50/30	-	-	289,100	799,832	2,425,396	748,955	1,427,731	266,894	-	-
Arm5/25	499,610	150,825	425,402	830,848	4,192,826	1,073,684	1,751,098	279,798	252,556	-
Arm5/25-120mIO	-	-	-	-	212,000	-	125,910	-	-	-
Arm5/25-60mIO	824,879	395,500	160,000	520,000	8,978,711	1,646,578	1,413,000	-	400,000	-
Arm5/25-Balloon40/30	777,188	338,670	350,746	410,682	2,172,227	1,471,351	1,803,757	1,067,014	893,218	-
Arm5/25-Balloon50/30	389,909	-	679,763	419,951	609,452	835,514	377,951	178,576	-	-
Arm10/20-120mIO	-	-	-	-	911,729	395,000	-	-	-	-
FixedBalloon30/15	-	-	-	-	81,496	-	137,247	583,650	31,942,779	-
FixedBalloon40/30	1,569,217	1,006,783	2,065,565	1,968,428	8,593,492	2,812,560	6,099,655	1,628,531	1,930,104	-
FixedBalloon45/30	-	-	-	-	869,826	-	220,201	-	329,485	-
FixedBalloon50/30	2,004,370	173,199	1,170,056	2,120,734	4,137,376	723,963	1,541,280	584,836	830,901	-
FixedRate	9,493,041	6,709,572	9,557,745	12,684,012	47,681,022	15,878,352	20,651,508	8,410,045	24,458,740	-
FixedRate-120mIO	-	-	-	-	289,600	-	396,000	387,000	-	-
FixedRate-60mIO	594,900	449,200	179,742	-	3,746,360	1,329,986	1,938,918	669,250	-	-

IO&ARMTermCo-Incident	824,879	395,500	160,000	520,000	9,890,440	2,041,578	1,413,000	-	400,000	-
IOTerm(Mos)
0	41,115,654	21,202,080	39,616,616	61,280,839	400,177,248	108,215,600	171,108,035	70,004,391	112,155,783	-
12	-	-	-	-	-	-	-	-	-	-
24	-	-	-	-	-	-	-	-	-	-
36	-	-	-	-	-	-	-	-	-	-
60	2,786,079	2,047,576	2,802,358	4,149,150	91,389,101	11,366,271	18,862,132	5,838,877	5,852,350	-
84	-	-	-	-	-	-	-	-	-	-
120	-	-	-	-	2,001,329	395,000	688,410	387,000	-	-
NegAm
105%	-	-	-	-	-	-	-	-	-	-
110%	-	-	-	-	-	-	-	-	-	-
115%	-	-	-	-	-	-	-	-	-	-
125%	-	-	-	-	-	-	-	-	-	-
>125%	-	-	-	-	-	-	-	-	-	-
Geography(ZIP+4)
92880	-	-	-	-	3,066,640	-	544,057	-	482,600	-
92376	438,600	-	255,480	839,566	1,647,160	329,796	390,428	-	165,342	-
90002	219,444	678,229	274,492	-	1,513,944	-	853,900	-	95,952	-
90805	-	-	-	-	1,187,881	1,142,783	944,884	-	186,869	-
92879	-	-	-	-	1,274,600	1,110,589	458,834	-	184,678	-
92336	149,863	-	-	671,224	1,383,335	461,000	215,748	-	125,922	-
85031	240,080	-	284,974	668,880	960,236	172,519	372,395	218,467	77,778	-
92335	-	-	238,598	-	1,814,733	-	728,893	-	146,840	-
92704	676,507	-	-	-	1,793,811	-	233,960	-	206,415	-
90650	-	-	-	-	1,530,994	864,528	-	-	499,860	-